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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Crystal Oil Company dated January 1, 1997 is, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d- 1(f) under the Securities Exchange Act of 1934.

Date:  January 1, 1997                      SOROS FUND MANAGEMENT LLC


                                            By:    /S/ SEAN C. WARREN
                                                   -----------------------------
                                                   Sean C. Warren
                                                   Managing Director


                                                   GEORGE SOROS


                                            By:    /S/ SEAN C. WARREN
                                                   -----------------------------
                                                   Sean C. Warren
                                                   Attorney-in-Fact


                                            STANLEY F. DRUCKENMILLER


                                            By:    /S/ SEAN C. WARREN
                                                   -----------------------------
                                                   Sean C. Warren
                                                   Attorney-in-Fact